                                                                     EXHIBIT 4.1


                             [FRONT OF CERTIFICATE]






   [CERTIFICATE NUMBER]                                       [NUMBER OF SHARES]
SEE REVERSE FOR CERTAIN
DEFINITIONS AND LIMITATIONS

                           [FORM OF STOCK CERTIFICATE]
                           ICARUS INTERNATIONAL, INC.
                         INCORPORATED UNDER THE LAWS OF
                              THE STATE OF MARYLAND


                     PAR VALUE $0.01 PER SHARE, COMMON STOCK


                  This certifies that             is the registered holder of
            fully paid and non-assessable shares of the Common Stock, par value $0.01 per share, of ICARUS International, Inc., Rockville, Maryland (the "Corporation"), incorporated under the laws of the State of Maryland. These shares are transferable on the books of the Corporation by the holder of record hereof, in person, or by a duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Corporation's Articles of Incorporation and Bylaws and all amendments thereto (copies of which are on file with the Secretary of the Corporation).

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the original signatures of its duly authorized officers and has caused its seal to be affixed hereto.

                  Dated:
CORPORATE
SEAL
MARYLAND
1998



---------------------------------            -----------------------------------
Eunice E. Blecker                            Herbert G. Blecker
Secretary                                    President & Chief Executive Officer
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                          [FORM OF BACK OF CERTIFICATE]


         The shares represented by this Certificate are subject to limitations and restrictions as set forth in the Articles of Incorporation ("Articles") of the Corporation which are on file in the office of the Maryland Department of Assessments and Taxation, Baltimore, Maryland and the Bylaws of the Corporation which are on file with the Secretary of the Corporation. The Articles of the Corporation authorize the Corporation to issue more than one class of stock, including classes of preferred stock, which may be issued in one or more series. The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -  as tenants in common                             UNIF GIFT MIN ACT -____________Custodian -____________
TEN ENT  -  as tenants by the entireties                                          (Cust)                 (Minor)
JT TEN     -  as joint tenants with right of                                    under Uniform Gifts to Minors
                  survivorship and not as tenants                               Act__________________
                  in common                                                              (State)



         For value received, ___________________ hereby sell, assign and transfer unto ___________________, ________________ Shares of the Common Stock
evidenced by the within Certificate, and do hereby irrevocably constitute and appoint ________________, Attorney, to transfer the said Stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated ___________________
In presence of

_________________________________________

_________________________________________